UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/21/2009

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

Tesco Corporation issued a press release on October 21, 2009 announcing that it has scheduled a conference call to discuss third quarter 2009 results on Wednesday, November 4, 2009 at 10:00AM CST.  Financial results for the third quarter of 2009 are expected to be released Tuesday, November 3, 2009 after the market closes.  Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call.  The conference ID for this call is 36057438.

The conference call and all questions and answers will be recorded and made available until December 4, 2009.  To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 36057438.

The conference call will be webcast live as well as for on-demand listening at the Company’s web site, www.tescocorp.com.  Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry.  The Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1    Tesco Corporation Press Release dated October 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: October 23, 2009	By:	/s/ James A. Lank
James A. Lank, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Tesco Corporation Press Release dated October 21, 2009.